Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 3, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Ctrip.com International, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company
Shanghai, People’s Republic of China
March 2, 2010

1